CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 12, 2008, relating to the financial statements and financial highlights which appears in the December 31, 2007 Annual Report to Shareholders of the Old Mutual Columbus Circle Technology and Communications Portfolio, Old Mutual Growth II Portfolio, Old Mutual Large Cap Growth Portfolio, Old Mutual Large Cap Growth Concentrated Portfolio, Old Mutual Mid-Cap Portfolio, Old Mutual Select Value Portfolio, Old Mutual Small Cap Portfolio and Old Mutual Small Cap Growth Portfolio (the eight funds constituting Old Mutual Insurance Series Fund), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Financial Statements", "Experts" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Denver, Colorado

April 10, 2008